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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report     (Date of earliest event reported) June 4, 2001
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                            News Communications, Inc.
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             (Exact name of Registrant as Specified in its Charter)

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               Nevada                                 0-18299                               13-3346991
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    (State or Other Jurisdiction                     (Commission                           (IRS Employer
         of Incorporation)                          File Number)                         Identification No.)


2 Park Avenue, Suite 1405, New York, New York                                           10016
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(Address of Principal Executive Offices)                                                (Zip Code)

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Registrant's telephone number, including area code            (212) 689-2500
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)






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         The following summarizes the terms of certain agreements to which News
Communications, Inc. (the "Registrant") is a party, copies of which are attached as Exhibits hereto. The description of each of the agreements are qualified by reference to the actual agreement attached hereto.

Item 1.  Changes in Control of Registrant.

         On June 4, 2001, James A. Finkelstein ("Mr. Finkelstein") became the President and Chief Executive Officer and a member of the Board of Directors of the Registrant in accordance with the terms of a certain Letter Agreement, dated May 8, 2001, by and among the Registrant, Mr. Finkelstein, J. Morton Davis, D.H. Blair Investment Banking Corp. ("Blair Investment"), Rivkalex Corporation and Rosalind Davidowitz (collectively, the "Davis Group"), Wilbur L. Ross ("Ross"), Jerry Finkelstein, the Finkelstein Foundation, Inc. and Shirley Finkelstein (collectively, the "Jerry Finkelstein Group"), Melvyn I. Weiss and the M&B Weiss Family Partnership (together, the "Weiss Group") and the holders of the Registrant's $10 Convertible Preferred Stock (the "Letter Agreement"). The terms of the Letter Agreement are more particularly described in Item 5 of this Report.

         Pursuant to the terms of the Letter Agreement, Mr. Finkelstein, the Jerry Finkelstein Group, Ross, the Weiss Group and the Davis Group (each member of the Jerry Finkelstein Group, Ross, the Davis Group and the Weiss Group and Mr. Finkelstein, individually, a "Stockholder" and collectively the "Stockholders") entered into a Stockholders' Agreement dated as of May 8, 2001 (the "Stockholders' Agreement"). The Stockholders' Agreement provides that, subject to limited exceptions, Mr. Finkelstein has an irrevocable proxy to vote all of the shares held by each member of the Davis Group (the "Davis Shares") until such time as Mr. Finkelstein ceases to be employed as the President and Chief Executive Officer of the Registrant. By virtue of the irrevocable proxy granted to Mr. Finkelstein by the Davis Group under the terms of the Stockholders' Agreement, Mr. Finkelstein currently has sole voting power with respect to 4,324,752 shares of Common Stock owned by the Davis Group and 22,546 votes as a result of the 5,900 shares of $10 Convertible Preferred Stock owned by the Davis Group. Accordingly, as of the date hereof, together with the 1,168,000 shares beneficially owned by Mr. Finkelstein, Mr. Finkelstein has sole voting power with respect to an aggregate of 5,515,298 shares of the Registrant's Common Stock, or 50.88% of its issued and outstanding Common Stock.

         In addition, the Stockholders' Agreement provides that, for so long as Mr. Finkelstein is President and Chief Executive Officer of the Registrant, the Stockholders have agreed to act to maintain the size of the Registrant's Board of Directors at 9 members and to vote their shares so as to elect as directors of the Registrant the following: (i) four persons designated by Mr. Finkelstein, one of whom shall initially be Mr. Finkelstein and one of whom shall initially be Jerry Finkelstein; (ii) one person designated by Ross who shall initially be Ross; (iii) one person designated by the Weiss Group who shall initially be Gary Weiss; (iv) one person designated by the Davis Group who shall initially be Martin A. Bell; and (v) two persons designated by the mutual agreement of the Davis Group, the Weiss Group and Ross.


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Accordingly, Mr. Finkelstein and the other stockholders that are parties to the
Stockholders' Agreement will control the election of all of the members of the Board of Directors of the Registrant and Mr. Finkelstein, by virtue of the shares owned by him and the proxy granted to him by the Davis Group, will control the voting of more than a majority of the shares of the Registrant.

Item 5.  Other Events.

         Under the terms of the Letter Agreement, the Davis Group, the Weiss Group, Ross, the Finkelstein Group and all of the other holders of the Registrant's $10 Convertible Preferred Stock have agreed, subject to board approval and the receipt of a fairness opinion, to vote in favor of the following plan (the "Going Private Plan") if proposed before May 15, 2002:

              1. Mr. Finkelstein or an entity controlled by Mr. Finkelstein would form a new entity ("Newco") and Mr. Finkelstein would contribute all shares of the Registrant's stock owned by him to Newco.

              2. Mr. Finkelstein would purchase, for an aggregate of $310,000, additional shares of Newco Common Stock which, after giving effect to the transactions described below, would represent 50.1% of the issued and outstanding Newco Common Stock.

              3. Newco would enter into a merger or other agreement with the Registrant pursuant to which Newco would acquire all of the shares of the Registrant not owned by it for an aggregate consideration of $1.30 per share on the following terms:

                    i. Each of the Jerry Finkelstein Group, Ross, the Weiss
               Group, the Davis Group and the holders of the Registrant's $10 Convertible Preferred Stock would receive for each share of the Registrant's Common Stock owned by them approximately 0.175 shares of Newco Common Stock and approximately $1.125 principal amount of Newco's 5% Subordinated Notes.

                    ii. All other stockholders of the Registrant will receive
               for each of the Registrant's share owned by them $.35 in cash and $.95 principal amount of Newco's 8% Senior Subordinated Notes due on the fourth anniversary of the consummation of the merger.

         Pursuant to the terms of the Letter Agreement, in addition to the Stockholders' Agreement, the following documents were delivered and the following transactions were consummated:

               1. Blair Investment and the Registrant entered into a Subscription Agreement which was consummated on June 4, 2001 (the "Blair Investment Subscription Agreement") pursuant to which Blair Investment purchased 250,000 shares of the Registrant's Common Stock at a purchase price of $1.00 per share. The shares purchased were immediately surrendered to the Registrant in order for the Registrant to satisfy its


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          obligations to Mr. Finkelstein under the terms of the
          Finkelstein Subscription Agreement described below.

               2. Blair Investment and the Registrant entered into a second Subscription Agreement which was consummated on June 4, 2001 (the "Blair Investment Debt Conversion Subscription Agreement") pursuant to which Blair Investment converted $150,000 of the Registrant's indebtedness to Blair Investment plus accrued interest of $7,594.82 into shares of the Registrant's Common Stock at a purchase price of $1.00 per share, resulting in the issuance of 157,594 shares of the Registrant's Common Stock to Blair Investment.

               3. Rosalind Davidowitz and the Registrant entered into a Subscription Agreement which was consummated on June 4, 2001 (the "Davidowitz Subscription Agreement") pursuant to which Ms. Davidowitz converted all $1,000,000 of the Registrant's indebtedness to Ms. Davidowitz plus accrued interest of $38,575.51 into shares of the Registrant's Common Stock at a purchase price of $1.00 per share, resulting in the issuance of 1,038,575 shares of the Registrant's Common Stock to Ms. Davidowitz.

               4. Mr. Finkelstein and the Registrant entered into a Subscription Agreement which was consummated on June 4, 2001 (the "Finkelstein Subscription Agreement") pursuant to which Mr. Finkelstein purchased 500,000 shares of the Registrant's Common Stock and committed to purchase 250,000 shares of the Registrant's Common Stock on or before July 31, 2001. In addition, in consideration for Mr. Finkelstein's purchase of shares, the Registrant issued to Mr. Finkelstein 250,000 shares of the Registrant's Common Stock (the "Adjustment Shares") which Blair Investment had surrendered. The Finkelstein Subscription Agreement provides that if, on the second anniversary of the date of the Finkelstein Subscription Agreement, the fair market value of the equity securities of the Registrant is equal to or greater than $46,000,000 (an "Adjustment Event"), then Mr. Finkelstein would transfer the Adjustment Shares (or any securities received in respect of the Adjustment Shares) to Blair Investment unless the Going Private Plan occurs, in which case Mr. Finkelstein would deliver to Blair Investment the number of shares of Newco Common Stock and the Newco Subordinated Notes that Blair Investment would have received had it owned the Adjustment Shares on the date of the consummation of the transaction between the Registrant and Newco.

               5. Mr. Finkelstein acquired warrants to purchase 3,000,000 shares of the Registrant's Common Stock, of which warrants to purchase 1,000,000 shares are exercisable at a price of $1.10 per share, warrants to purchase 1,000,000 shares are exercisable at a price of $1.50 per share and warrants to purchase 1,000,000 shares are exercisable at a price of $2.00 per share. The warrants may be exercised at any time beginning on May 16, 2002 and expire on April 19, 2006.

              In connection with the consummation of the transactions contemplated by the Letter Agreement, on June 4, 2001, the Registrant repaid the principal amount of $300,000 plus accrued


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interest on a certain Revolving Note dated March 30, 2001, and the corresponding revolving credit facility was terminated. The Loan Agreement evidencing such revolving credit facility provided that upon repayment in full of the advances under the revolving loans, the Registrant would issue to Blair Investment warrants at an exercise price of $1.00 per share in an amount equal to the aggregate revolving loans outstanding at any one time during the term of the Loan Agreement. Accordingly, upon payment in full of the revolving loans, the Registrant issued to Blair Investment 150,000 warrants and Blair Investment directed the Registrant to issue 150,000 warrants to Mr. Finkelstein which Mr. Finkelstein had purchased from Blair Investment pursuant to a Warrant Purchase Agreement dated as of April 19, 2001.

Item 7.  Financial Statements, Pro Form Financial Information and Exhibits.

         (c)      Exhibits

         Exhibit No.          Description
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         10.1                 Letter Agreement dated as of May 8, 2001 by and
                              between News Communications, Inc. and James
                              Finkelstein.

         10.2 Stockholders' Agreement dated as of May 8, 2001 by and among Jerry Finkelstein, The Finkelstein Foundation, Inc., Shirley Finkelstein, Wilbur L. Ross, Jr.; Melvyn I. Weiss, M&B Weiss Family Partnership, J. Morton Davis, D.H. Blair Investment Banking Corp., Rivkalex Corporation, Rosalind Davidowitz, and James Finkelstein.

         10.3 Subscription Agreement dated as of May 8, 2001 by and between News Communications, Inc. and D.H. Investment Banking Corp. for the purchase of 250,000 shares of common stock.

         10.4 Subscription Agreement dated as of May 8, 2001 by and between News Communications, Inc. and D.H. Blair Investment Banking Corp. for the purchase of 150,000 shares of common stock.

         10.5 Subscription Agreement dated as of May 8, 2001 by and between News Communications, Inc. and Rosalind Davidowitz for the purchase of 1,000,000 shares of common stock.

         10.6 Subscription Agreement dated as of May 8, 2001 by and between News Communications, Inc. and James Finkelstein for the purchase of 750,000 shares of common stock.


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         10.7                 Warrant to purchase 1,000,000 shares of common
                              stock of News Communications, Inc. at 1.10 per share issued to James Finkelstein.

         10.8 Warrant to purchase 1,000,000 shares of common stock of News Communications, Inc. at $1.50 per share, dated as of May 8, 2001 and issued to James Finkelstein.

         10.9 Warrant to purchase 1,000,000 shares of common stock of News Communications, Inc. at $2.00 per share, dated as of May 8, 2001 and issued to James Finkelstein.

         10.10 Warrant Purchase Agreement dated as of April 19, 2001 by and between D.H. Blair Investment Banking Corp. and James Finkelstein.

         10.11 Warrant to purchase 150,000 shares of common stock of News Communications, Inc. at $1.00 per share, dated June 4, 2001 and issued to D.H. Blair Investment Banking Corp.

         10.12 Warrant to purchase 150,000 shares of common stock of News Communications, Inc. at $1.00 per share, dated June 4, 2001 and issued to James Finkelstein.



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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  NEWS COMMUNICATIONS, INC.

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Date:             June 13, 2001                   By:    /s/  James A. Finkelstein
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                                                        James A. Finkelstein
                                                        President and Chief Executive Officer
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